EXHIBIT 21


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                         SUBSIDIARIES OF THE REGISTRANT


                                                                Percentage of
                                    Jurisdiction of             Ownership held
Subsidiary                           Incorporation              by Registrant
----------                           -------------              --------------


First Federal Savings Bank           United States                   100%




The financial statements of the subsidiary of the registrant are consolidated with those of the registrant.